                              INDENTURE SUPPLEMENT
                                      NO. 3


          This Indenture Supplement No. 3 (the "Supplement"), dated as of August 30, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation (the "Company") and the Guarantors parties to the Indenture, as defined below. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

          For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

          1. RECITAL. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11-1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to
Section 10.01(1) of the Indenture.

          2. AMENDMENT. Section 6.02 of the Indenture is amended by replacing the term "Restricted Subsidiary" in the proviso of Section 6.02, which states "provided that if any Guarantor consolidates into, or merges with or into, a Restricted Subsidiary," and in clause (i) of Section 6.02, which states "such Restricted Subsidiary is or becomes a Guarantor," with the term "Person".

          3.   MISCELLANEOUS.

               (a) INSTRUMENTS TO BE READ TOGETHER. This Indenture Supplement No. 3 is an indenture supplemental to the Indenture, and such Indenture and this Indenture Supplement No. 3 shall henceforth be read together.

               (b) CONFIRMATION. The Indenture, as amended and supplemented by this Indenture Supplement No. 3, is in all respects confirmed and preserved.

               (c) GOVERNING LAW. This Indenture Supplement No. 3 shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

               (d) SEVERABILITY. Any provision of this Indenture Supplement No. 3 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (e) HEADINGS. Section, subsection and other headings used in this Indenture Supplement No. 3 are for convenience only and shall not affect the construction of this Indenture Supplement No. 3.

               (f) COUNTERPARTS. This Indenture Supplement No. 3 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement No. 3 to be duly executed as of the date and year first above written.



                                        MARINE MIDLAND BANK, as Trustee



                                        By: /s/ FRANK J. GODINO
                                           -------------------------------------
                                           Name:   Frank J. Godino
                                           Title:  Asst. Corp. Trust Officer

Attest:


/s/ RICHARD G. PITTIUS
- -----------------------------------
Name:   Richard G. Pittius
     ------------------------------
Title:  Assistant Vice-President
      -----------------------------




                                        CHARTER MEDICAL CORPORATION



                                        By: /s/ JAMES R. BEDENBAUGH
                                           -------------------------------------
                                           Name:   James R. Bedenbaugh
                                           Title:  Treasurer

Attest:


/s/ LINTON NEWLIN
- -----------------------------------
Name:   Linton Newlin
     ------------------------------
Title:  Secretary
      -----------------------------

                                        Each of the Guarantors listed in
                                        Exhibit A attached hereto



                                        By: /s/ CHARLOTTE A. SANFORD
                                           -------------------------------------
                                           Name:  Charlotte A. Sanford
                                           Title: Director of Charter Medical
                                                  of England, Limited and
                                                  Treasurer of each other
                                                  Guarantor

Attest:


/s/ JAMES R. BEDENBAUGH
- -----------------------------------
Name:   James R. Bedenbaugh
     ------------------------------
Title:  Assistant Secretary
      -----------------------------

                                    EXHIBIT A

                  GUARANTORS OF THE CHARTER MEDICAL CORPORATION
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2004


DOMESTIC SUBSIDIARIES:

     1.   Ambulatory Resources, Inc.
     2.   Atlanta MOB, Inc.
     3.   Beltway Community Hospital, Inc.
     4.   CCM, Inc.
     5.   Charter Alvarado Behavioral Health System, Inc.
     6.   Charter Appalachian Hall Behavioral Health System, Inc.
     7.   Charter Arbor Indy Behavioral Health System, Inc.
     8.   Charter Augusta Behavioral Health System, Inc.
     9.   Charter Bay Harbor Behavioral Health System, Inc.
    10.   Charter Beacon Behavioral Health System, Inc.
    11.   Charter Behavioral Health System at Fair Oaks, Inc.
    12.   Charter Behavioral Health System at Hidden Brook, Inc.
    13.   Charter Behavioral Health System at Los Altos, Inc.
    14.   Charter Behavioral Health System at Potomac Ridge, Inc.
    15.   Charter Behavioral Health System at Warwick Manor, Inc.
    16.   Charter Behavioral Health System of Athens, Inc.
    17.   Charter Behavioral Health System of Austin, Inc.
    18.   Charter Behavioral Health System of Baywood, Inc.
    19.   Charter Behavioral Health System of Bradenton, Inc.
    20.   Charter Behavioral Health System of Canoga Park, Inc.
    21.   Charter Behavioral Health System of Central Georgia, Inc.
    22.   Charter Behavioral Health System of Charleston, Inc.
    23.   Charter Behavioral Health System of Charlottesville, Inc.
    24.   Charter Behavioral Health System of Chicago, Inc.
    25.   Charter Behavioral Health System of Chula Vista, Inc.
    26.   Charter Behavioral Health System of Columbia, Inc.
    27.   Charter Behavioral Health System of Corpus Christi, Inc.
    28.   Charter Behavioral Health System of Dallas, Inc.
    29.   Charter Behavioral Health System of Evansville,Inc.
    30.   Charter Behavioral Health System of Fort Worth, Inc.
    31.   Charter Behavioral Health System of Jackson, Inc.
    32.   Charter Behavioral Health System of Jacksonville, Inc.
    33.   Charter Behavioral Health System of Jefferson, Inc.
    34.   Charter Behavioral Health System of Kansas City, Inc.
    35.   Charter Behavioral Health System of Lafayette, Inc.
    36.   Charter Behavioral Health System of Lake Charles, Inc.
    37.   Charter Behavioral Health System of Lakewood, Inc.
    38.   Charter Behavioral Health System of Michigan City,Inc.
    39.   Charter Behavioral Health System of Mobile, Inc.
    40.   Charter Behavioral Health System of Nashua, Inc.

    41.   Charter Behavioral Health System of Nevada, Inc.
    42.   Charter Behavioral Health System of New Mexico, Inc.
    43.   Charter Behavioral Health System of Northern California, Inc.
    44.   Charter Behavioral Health System of Northwest Arkansas, Inc.
    45.   Charter Behavioral Health System of Northwest Indiana, Inc.
    46.   Charter Behavioral Health System of Paducah, Inc.
    47.   Charter Behavioral Health System of Rockford, Inc.
    48.   Charter Behavioral Health System of San Jose, Inc.
    49.   Charter Behavioral Health System of Savannah, Inc.
    50.   Charter Behavioral Health System of Southern California, Inc.
    51.   Charter Behavioral Health System of Tampa Bay, Inc.
    52.   Charter Behavioral Health System of Texarkana, Inc.
    53.   Charter Behavioral Health System of the Inland Empire, Inc.
    54.   Charter Behavioral Health System of Toledo, Inc.
    55.   Charter Behavioral Health System of Tucson, Inc.
    56.   Charter Behavioral Health System of Virginia Beach, Inc.
    57.   Charter Behavioral Health System of Visalia, Inc.
    58.   Charter Behavioral Health System of Waverly, Inc.
    59.   Charter Behavioral Health System of Winston-Salem, Inc.
    60.   Charter Behavioral Health System of Yorba Linda, Inc.
    61.   Charter Behavioral Health Systems of Atlanta, Inc.
    62.   Charter Brawner Behavioral Health System, Inc.
    63.   Charter Canyon Behavioral Health System, Inc.
    64.   Charter Canyon Springs Behavioral Health System, Inc.
    65.   Charter Centennial Peaks Behavioral Health System, Inc.
    66.   Charter Colonial Institute, Inc.
    67.   Charter Community Hospital, Inc.
    68.   Charter Community Hospital of Des Moines, Inc.
    69.   Charter Contract Services, Inc.
    70.   Charter Cove Forge Behavioral Health System, Inc.
    71.   Charter Crescent Pines Behavioral Health System, Inc.
    72.   Charter Fairbridge Behavioral Health System, Inc.
    73.   Charter Fairmount Behavioral Health System, Inc.
    74.   Charter Fenwick Hall Behavioral Health System, Inc.
    75.   Charter Financial Offices, Inc.
    76.   Charter Forest Behavioral Health System, Inc.
    77.   Charter Grapevine Behavioral Health System, Inc.
    78.   Charter Greensboro Behavioral Health System, Inc.
    79.   Charter Health Management of Texas, Inc.
    80.   Charter Hospital of Columbus, Inc.
    81.   Charter Hospital of Denver, Inc.
    82.   Charter Hospital of Ft. Collins, Inc.

    83.   Charter Hospital of Laredo, Inc.
    84.   Charter Hospital of Miami, Inc.
    85.   Charter Hospital of Mobile, Inc.
    86.   Charter Hospital of Northern New Jersey, Inc.
    87.   Charter Hospital of Santa Teresa, Inc.
    88.   Charter Hospital of St. Louis, Inc.
    89.   Charter Hospital of Torrance, Inc.
    90.   Charter Indianapolis Behavioral Health System, Inc.
    91.   Charter Lafayette Behavioral Health System, Inc.
    92.   Charter Lakehurst Behavioral Health System, Inc.
    93.   Charter Lakeside Behavioral Health System, Inc.
    94.   Charter Laurel Heights Behavioral Health System, Inc.
    95.   Charter Laurel Oaks Behavioral Health System, Inc.
    96.   Charter Linden Oaks Behavioral Health System, Inc.
    97.   Charter Little Rock Behavioral Health System, Inc.
    98.   Charter Louisville Behavioral Health System, Inc.
    99.   Charter Meadows Behavioral Health System, Inc.
   100.   Charter Medfield Behavioral Health System, Inc.
   101.   Charter Medical Executive Corporation
   102.   Charter Medical Information Services, Inc.
   103.   Charter Medical International, S.A., Inc.
   104.   Charter Medical Management Company
   105.   Charter Medical of East Valley, Inc.
   106.   Charter Medical of North Phoenix, Inc.
   107.   Charter Medical of Orange County, Inc.
   108.   Charter Medical - California, Inc.
   109.   Charter Medical - Clayton County, Inc.
   110.   Charter Medical - Cleveland, Inc.
   111.   Charter Medical - Dallas, Inc.
   112.   Charter Medical - Long Beach, Inc.
   113.   Charter Medical - New York, Inc.
   114.   Charter Mental Health Options, Inc.
   115.   Charter Mid-South Behavioral Health System, Inc.
   116.   Charter Milwaukee Behavioral Health System, Inc.
   117.   Charter Mission Viejo Behavioral Health System, Inc.
   118.   Charter MOB of Charlottesville, Inc.
   119.   Charter North Behavioral Health System, Inc.
   120.   Charter North Counseling Center, Inc.
   121.   Charter Northbrooke Behavioral Health System, Inc.
   122.   Charter Northridge Behavioral Health System, Inc.
   123.   Charter Northside Hospital, Inc.
   124.   Charter Oak Behavioral Health System, Inc.
   125.   Charter of Alabama, Inc.

   126.   Charter Palms Behavioral Health System, Inc.
   127.   Charter Peachford Behavioral Health System, Inc.
   128.   Charter Pines Behavioral Health System, Inc.
   129.   Charter Plains Behavioral Health System, Inc.
   130.   Charter Psychiatric Hospitals, Inc.
   131.   Charter Real Behavioral Health System, Inc.
   132.   Charter Regional Medical Center, Inc.
   133.   Charter Richmond Behavioral Health System, Inc.
   134.   Charter Ridge Behavioral Health System, Inc.
   135.   Charter Rivers Behavioral Health System, Inc.
   136.   Charter San Diego Behavioral Health System, Inc.
   137.   Charter Serenity Lodge Behavioral Health System, Inc.
   138.   Charter Sioux Falls Behavioral Health System, Inc.
   139.   Charter South Bend Behavioral Health System, Inc.
   140.   Charter Springs Behavioral Health System, Inc.
   141.   Charter Springwood Behavioral Health System, Inc.
   142.   Charter Suburban Hospital of Mesquite, Inc.
   143.   Charter Terre Haute Behavioral Health System, Inc.
   144.   Charter Thousand Oaks Behavioral Health System, Inc.
   145.   Charter Tidewater Behavioral Health System, Inc.
   146.   Charter Treatment Center of Michigan, Inc.
   147.   Charter Westbrook Behavioral Health System, Inc.
   148.   Charter White Oak Behavioral Health System, Inc.
   149.   Charter Wichita Behavioral Health System, Inc.
   150.   Charter Woods Behavioral Health System, Inc.
   151.   Charter Woods Hospital, Inc.
   152.   Charter -- Provo School, Inc.
   153.   Charterton/LaGrange, Inc.
   154.   Charter-By-The-Sea Behavioral Health System, Inc.
   155.   CMCI, Inc.
   156.   CMFC, Inc.
   157.   CMSF, Inc.
   158.   CPS Associates, Inc.
   159.   C.A.C.O. Services, Inc.
   160.   Desert Springs Hospital, Inc.
   161.   Employee Assistance Services, Inc.
   162.   Florida Health Facilities, Inc.
   163.   Gulf Coast EAP Services, Inc.
   164.   Gwinnett Immediate Care Center, Inc.
   165.   HCS, Inc.
   166.   Holcomb Bridge Immediate Care Center, Inc.
   167.   Hospital Investors, Inc.
   168.   Mandarin Meadows, Inc.

   169.   Metropolitan Hospital, Inc.
   170.   Middle Georgia Hospital, Inc.
   171.   Pacific - Charter Medical, Inc.
   172.   Peachford Professional Network, Inc.
   173.   Rivoli, Inc.
   174.   Shallowford Community Hospital, Inc.
   175.   Sistemas De Terapia Respiratoria S.A., Inc.
   176.   Stuart Circle Hospital Corporation
   177.   Charter Medical of Florida, Inc.
   178.   Western Behavioral Systems Inc.
   179.   Schizophrenia Treatment and Rehabilitation, Inc.
   180.   NEPA - Massachusetts, Inc.
   181.   NEPA - New Hampshire, Inc.


FOREIGN SUBSIDIARIES:

     1.   Charter Medical (Cayman Islands) Ltd.
     2.   Charter Medical International, Inc.
     3.   Charter Medical of England Limited
     4.   Charter Medical of Puerto Rico, Inc.


NOTE: (1) Tampa Bay Behavioral Health Alliance, Inc. changed its name to Charter Medical of Florida, Inc. on 6/14/94.
       (2) Charter Behavioral Health System of Washington, D.C., Inc. was dissolved on 6/30/94.